Exhibit 99.1

CONTACT:     Paul D. Baker
Comverse, Inc.
(212) 739-1060

Comverse Announces Preliminary Fourth Quarter and Full Fiscal 2012 Results;
Conference Call to Discuss Selected Financial Information to be Held Today at 8:00 AM EDT

WAKEFIELD, Mass., May 1, 2013 - Comverse, Inc. (“Comverse”; NASDAQ: CNSI) today announced its preliminary results for the fourth quarter ("Q4") and fiscal year ended January 31, 2013 ("fiscal 2012").
Preliminary Consolidated Highlights: Below is selected consolidated and combined financial information for Q4 and fiscal 2012 prepared in accordance with generally accepted accounting principles (“GAAP”) and, where indicated, not in accordance with GAAP (“non-GAAP”).

	Three Months Ended January 31,		Fiscal Years Ended January 31,
(In thousands except per share data)	2013	2012	2013	2012
Total revenue	$183,587	$181,541	$677,763	$771,157
Costs and expenses:
Cost of revenue	$114,872	$103,382	$431,644	$468,867
Research and development, net	17,218	20,248	76,461	94,238
Selling, general and administrative	41,087	42,046	160,340	175,882
Other operating expenses	4,821	5,840	11,510	20,728
Total costs and expenses	$177,998	$171,516	$679,955	$759,715
Income (loss) from operations	$5,589	$10,025	$(2,192)	$11,442
Expense adjustments	$11,313	$9,798	$37,607	$62,403
Comverse performance (1)	$16,902	$19,823	$35,415	$73,845

Interest expense	$(307)	$(199)	$(901)	$(953)
Depreciation and amortization	$(7,034)	$(8,251)	$(30,827)	$(34,165)

Operating margin	3.0%	5.5%	(0.3)%	1.5%
Comverse performance margin	9.2%	10.9%	5.2%	9.6%

Net cash provided by (used in) operating activities - continuing operations (2)	$57,597	$21,510	$28,190	$(13,361)

(1)	"Comverse performance" has not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” below.
(2)	Includes a foreign tax refund of approximately $24.8 million in the fourth quarter of fiscal year ended January 31, 2013.

Philippe Tartavull, President & CEO of Comverse, Inc., said, “We achieved positive operating cash flow for both the fourth quarter and full fiscal year, and ended the year in a strong financial position, with $305 million in total cash, including restricted cash, and no debt. Comverse continues to focus on improving operating efficiency and performance. Our BSS operations have expanded its capabilities, with 18 go-live deployments in the past 12 months; these customers have gained immediate business results. Additionally, our Kenan customer base can now evolve and upgrade through a number of programs and roadmaps we have put in place. Our VAS offering continues to gain traction in tier-1 customers from Japan to the U.S., and we are focusing our roadmap and go-live activities in IP messaging, SaaS and hosting. Finally, as previously discussed, we are seeing good momentum in our managed service offering, which we expect to grow significantly over the next few years.”

Preliminary Comverse BSS and VAS Segment Highlights:
Comverse's reportable segments are Comverse Business Support Systems (“Comverse BSS”) and Comverse Value-Added Services (“Comverse VAS”). The results of all of the other operations of the company, including the Comverse Mobile Internet operating segment, Comverse's Netcentrex operations and Comverse's global corporate functions are included in the column captioned “Comverse Other” in the business segment information provided. As a result of the completion of the sale of Starhome on October 19, 2012, Starhome's results of operations, including the gain on the sale of Starhome, are included in discontinued operations for the fiscal year ended January 31, 2013.
Below is selected financial information for the three months and the fiscal years ended January 31, 2013 and 2012 for the Comverse BSS and Comverse VAS segments, as well as Comverse Other:

	Three months ended January 31,		Fiscal year ended January 31,
	2013	2012	2013	2012
	(Dollars in thousands)
SEGMENT RESULTS
Comverse BSS
Segment revenue	$80,856	$86,605	$273,535	$365,008
Gross margin	31.0%	47.5%	32.9%	45.3%
Income from operations	10,815	20,834	36,704	77,095
Operating margin	13.4%	24.1%	13.4%	21.1%
Segment performance	12,891	25,208	51,508	96,776
Segment performance margin	15.9%	29.1%	18.8%	26.5%
Comverse VAS
Segment revenue	$93,766	$80,179	$362,434	$356,413
Gross margin	48.6%	45.4%	46.9%	45.3%
Income from operations	37,780	24,919	128,679	123,936
Operating margin	40.3%	31.1%	35.5%	34.8%
Segment performance	37,780	25,410	129,595	125,963
Segment performance margin	40.3%	31.7%	35.8%	35.3%
Comverse Other (a)
Segment revenue	$8,965	$14,757	$41,794	$49,736
Gross margin	(21.2)%	4.3%	(33.2)%	(48.7)%
Loss from operations	(43,006)	(35,728)	(167,575)	(189,589)
Operating margin	(479.7)%	(242.1)%	(401.0)%	(381.2)%
Segment performance	(33,769)	(30,795)	(145,688)	(148,894)
Segment performance margin	(376.7)%	(208.7)%	(348.6)%	(299.4)%

a) Consists of all of our operations other than the Comverse BSS and Comverse VAS segments.

Preliminary Selected Balance Sheet Highlights: Below is selected balance sheet data as of January 31, 2013 and 2012:

(In millions)	As of January 31, 2013	As of January 31, 2012
Cash and cash equivalents	$262.9	$160.7
Restricted cash (including long-term restricted cash) and bank time deposits	42.5	38.6
Total	$305.4	$199.4
In connection with the completion of the Share Distribution (as defined below), we received from our former parent company, Comverse Technology, Inc. (“CTI”), a cash capital contribution of $38.5 million and all indebtedness payable by us to CTI was settled through a capital contribution to our equity by CTI. In addition, we received $37.2 million of cash consideration from the sale of Starhome, including $4.9 million held in escrow pursuant to the terms of the Starhome Share Purchase Agreement to cover potential post-closing indemnification claims. Any cash balance remaining following the escrow period will be released to us. Furthermore, during the fourth quarter we received a foreign tax refund of approximately $24.8 million.
Subsequent to year end, CTI placed $25.0 million into Comverse's escrow account, upon the closing of the Verint Systems Inc. ("Verint") merger with CTI (referred to as the Verint Merger), to support indemnification claims to the extent made against Comverse by Verint. Any cash balance remaining in such escrow fund 18 months after the Verint Merger, which was completed on February 4, 2013, will be released to us.
Conference Call Details
Comverse will be conducting a conference call today, May 1, 2013 at 8 am EDT. To listen to the conference call live, dial 678-825-8369. Please dial-in at least five minutes before the scheduled start time. A live webcast can be accessed at www.comverse.com.
A replay of the call will be available, beginning at approximately 11:00 am on May 1, 2013 for two days, at 404-537-3406, and archived via webcast at www.comverse.com. The replay access code is 55741958.
Delay in Form 10-K Filing
As previously disclosed, Comverse had a material weakness in internal control over financial reporting as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with accounting principles generally accepted in the United States of America (or U.S. GAAP) and ineffective policies and procedures for our income tax provision. As part of the ongoing remediation processes, significant improvements have been achieved through simplification, personnel changes and skill enhancements.  However, the process of improvement and remediation has not been completed, and Comverse has not completed its tax provision for its fiscal year ended January 31, 2013. Accordingly, Comverse will be unable to file its Form 10-K for the fiscal year ended January 31, 2013 by May 1, 2013, without unreasonable effort or expense. Comverse continues its efforts to complete the income tax provision and related disclosures, and expects to file the Form 10-K on or before May 16, 2013, which is in the applicable grace period.
Comverse currently expects its income tax provision to range from $11 million to $19 million for the fiscal year ended January 31, 2013. Any change to Comverse's income tax provision as of and for the fiscal year ended January 31, 2013 is not expected to have a cash impact.

Segment Performance
Comverse evaluates its business by assessing the performance of each of its operating segments. Comverse's Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the company defines it in accordance with the Financial Accounting Standard Board's (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic evaluation related costs; (vi) impairment of goodwill; (vii) impairment of property and equipment; (viii) litigation settlements and related costs; (ix) restructuring charges; and (x) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with CTI’s efforts to (a) complete certain financial statements and audits of such financial statements, (b) become current in periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting.
In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. We had no segment performance adjustments to revenue for any periods presented.

Presentation of Non-GAAP Financial Measures
Comverse provides Comverse Performance as additional information for its operating results. This measure is not in accordance with, or an alternative for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. Comverse believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company's businesses. In addition, management uses this non-GAAP financial measure for reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Comverse, Inc.
Comverse® is the world's leading provider of telecom business enablement solutions that support service innovation and smart monetization through a rich portfolio of BSS, Data Management and Monetization, Value Added Services, IP Communications and Professional Services. Comverse's extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. The company's innovative product portfolio enables communication service providers to unleash the value of the network for their customers by making their networks smarter. Comverse's solutions support flexible delivery models, including on-site, cloud, hosted and managed services. Comverse is ranked number 55 in PwC's Global 100 Software Leaders based on research by Pierre Audoin Consultants. For more information, visit www.comverse.com.
Prior to October 31, 2012, the date of the Comverse Share Distribution (as defined below), Comverse, Inc. was a wholly-owned subsidiary of CTI organized as a Delaware corporation in November 1997. On October 31, 2012, CTI completed its previously announced spin-off of Comverse as an independent, publicly-traded company, accomplished by means of a pro rata distribution of 100% of Comverse's outstanding common shares to CTI's stockholders (the “Share Distribution”). Upon completion of the Share Distribution, the Company's shares were listed, and began trading, on NASDAQ under the symbol “CNSI.”

Forward-Looking Statements
This press release includes “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. Such risks or uncertainties may give rise to future claims and increase exposure to contingent liabilities. These risks and uncertainties arise from (among other factors): the timing of the filing of the Form 10-K and the contents thereof, including the results of operations for the period ended January 31, 2013, the results of the preparation of tax provisions, and the status of our efforts to remediate the material weakness related to income taxes; the risk that if customer solution order activity does not increase, our revenue and profitability will likely be materially affected and we may be required to implement certain measures to preserve or enhance our operating results and cash position; our advanced offerings may not be widely adopted by existing and potential customers and increases in revenue from our advanced offerings, if any, may not exceed or fully offset potential declines in revenue from traditional solutions; our derivation of a significant portion of our revenue from two major customers could materially adversely affect our revenue, profitability and cash flows if we are unable to maintain or develop relationships with these customers, or if these customers reduce demand for our products; the risk that the occurrence of implementation delays or performance issues in projects accounted for using the percentage-of-completion (or POC) method which are not provided for in our estimates for a given fiscal period may result in significant decreases in our revenue in subsequent fiscal periods; decline or weakness in the global economy may result in reduced information technology spending and reduced demand for our products and services; conditions in the telecommunications industry have harmed and may continue to harm our business, including our revenue, profitability and cash flows; restructuring initiatives to align operating costs and expenses with anticipated revenue could have an adverse impact on our product development, project deployment and the timely execution of our business strategy; the risk that increased competition could force us to lower our prices or take other actions to differentiate our products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect our business; risks relating to our significant operations in Israel, including economic, political and/or military conditions in Israel and the Middle East, and uncertainties relating to research and development grants, tax benefits and the ability of our Israeli subsidiaries to pay dividends; the continuation of a material weakness at our company related to our income taxes or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures; challenges we may face in producing accurate financial statements and periodic reports as required on a timely basis; our obligation to indemnify CTI and its affiliates (including Verint following the Verint Merger) after the Verint Merger against certain claims or losses that may arise in connection with the Verint Merger and the Share Distribution; and risks related to the ownership and price of our common stock. These risks and uncertainties discussed above, as well as others, are discussed in greater detail in in our filings with the SEC. The documents and reports we file with the SEC are available through us, or our website, www.comverse.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. We undertake no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Table of Reconciliation from GAAP Income (Loss) from Operations to Non GAAP Comverse Performance	Three Months Ended January 31,		Fiscal Years Ended January 31,
(In thousands)	2013	2012	2013	2012
Income (loss) from operations	$5,589	$10,025	$(2,192)	$11,442
Stock-based compensation expense	2,005	989	7,517	3,660
Amortization of acquisition-related intangibles	2,076	4,067	14,124	17,308
Compliance-related professional fees	56	(3,728)	245	10,901
Compliance-related compensation and other expenses	257	1,237	2,098	6,719
Spin-off professional fees	933	—	933	—
Impairment of goodwill	—	—	5,605	—
Impairment of property and equipment	354	1,056	404	2,331
Litigation settlements and related costs	(830)	330	(660)	804
Restructuring charges	4,821	5,840	5,905	20,728
Gain on sale of fixed assets	(185)	—	(185)	—
Other	1,826	7	1,621	(48)
Total Non-GAAP adjustments	11,313	9,798	37,607	62,403
Comverse performance	$16,902	$19,823	$35,415	$73,845

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION

	Comverse BSS	Comverse VAS	Comverse Other	Combined
	(In thousands)
For the Quarter Ended January 31, 2013
Total revenue	$80,856	$93,766	$8,965	$183,587
Costs and expenses:
Cost of revenue	$55,797	$48,212	$10,863	$114,872
Research and development, net	8,351	6,069	2,798	17,218
Selling, general and administrative	5,893	1,705	33,489	41,087
Other operating expenses	—	—	4,821	4,821
Total costs and expenses	$70,041	$55,986	$51,971	$177,998
Income (loss) from operations	$10,815	$37,780	$(43,006)	$5,589
Computation of segment performance:
Segment revenue	$80,856	$93,766	$8,965
Total costs and expenses	$70,041	$55,986	$51,971
Segment expense adjustments:
Stock-based compensation expense	—	—	2,005
Amortization of acquisition-related intangibles	2,076	—	—
Compliance-related professional fees	—	—	56
Compliance-related compensation and other expenses	—	—	257
Spin-off professional fees	—	—	933
Impairment of property and equipment	—	—	352
Litigation settlements and related costs	—	—	(830)
Restructuring charges	—	—	4,821
Gain on sale of fixed assets	—	—	(185)
Other	—	—	1,828
Segment expense adjustments	2,076	—	9,237
Segment expenses	67,965	55,986	42,734
Segment performance	$12,891	$37,780	$(33,769)
Interest expense	$—	$—	$(307)	$(307)
Depreciation and amortization	$(2,929)	$(1,205)	$(2,900)	$(7,034)

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION

	Comverse BSS	Comverse VAS	Comverse Other	Combined
	(In thousands)
For the Quarter Ended January 31, 2012
Total revenue	$86,605	$80,179	$14,757	$181,541
Costs and expenses:
Cost of revenue	$45,491	$43,763	$14,128	$103,382
Research and development, net	13,506	5,982	760	20,248
Selling, general and administrative	6,855	5,519	29,672	42,046
Other operating expenses	(81)	(4)	5,925	5,840
Total costs and expenses	$65,771	$55,260	$50,485	$171,516
Income (loss) from operations	$20,834	$24,919	$(35,728)	$10,025
Computation of segment performance:
Segment revenue	$86,605	$80,179	$14,757
Total costs and expenses	$65,771	$55,260	$50,485
Segment expense adjustments:
Stock-based compensation expense	—	—	989
Amortization of acquisition-related intangibles	4,067	—	—
Compliance-related professional fees	—	—	(3,728)
Compliance-related compensation and other expenses	137	258	842
Impairment of property and equipment	170	233	653
Litigation settlements and related costs	—	—	330
Restructuring charges	—	—	5,840
Other	—	—	7
Segment expense adjustments	4,374	491	4,933
Segment expenses	61,397	54,769	45,552
Segment performance	$25,208	$25,410	$(30,795)
Interest expense	$—	$—	$(199)	$(199)
Depreciation and amortization	$(4,652)	$(1,426)	$(2,173)	$(8,251)

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION

	Comverse BSS	Comverse VAS	Comverse Other	Combined
	(In thousands)
Fiscal Year Ended January 31, 2013
Total revenue	$273,535	$362,434	$41,794	$677,763
Costs and expenses:
Cost of revenue	$183,590	$192,391	$55,663	$431,644
Research and development, net	33,833	34,467	8,161	76,461
Selling, general and administrative	19,408	6,897	134,035	160,340
Other operating expenses	—	—	11,510	11,510
Total costs and expenses	$236,831	$233,755	$209,369	$679,955
Income (loss) from operations	$36,704	$128,679	$(167,575)	$(2,192)
Computation of segment performance:
Segment revenue	$273,535	$362,434	$41,794
Total costs and expenses	$236,831	$233,755	$209,369
Segment expense adjustments:
Stock-based compensation expense	—	—	7,517
Amortization of acquisition-related intangibles	14,124	—	—
Compliance-related professional fees	—	—	245
Compliance-related compensation and other expenses	678	916	504
Spin-off professional fees	—	—	933
Impairment of goodwill	—	—	5,605
Impairment of property and equipment	2	—	402
Litigation settlements and related cost	—	—	(660)
Restructuring charges	—	—	5,905
Gain on sale of fixed assets	—	—	(185)
Other	—	—	1,621
Segment expense adjustments	14,804	916	21,887
Segment expenses	222,027	232,839	187,482
Segment performance	$51,508	$129,595	$(145,688)
Interest expense	$—	$—	$(901)	$(901)
Depreciation and amortization	$(17,372)	$(4,893)	$(8,562)	$(30,827)

COMVERSE, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION

	Comverse BSS	Comverse VAS	Comverse Other	Combined
	(In thousands)
Fiscal Year Ended January 31, 2012
Total revenue	$365,008	$356,413	$49,736	$771,157
Costs and expenses:
Cost of revenue	$199,811	$195,088	$73,968	$468,867
Research and development, net	60,473	25,416	8,349	94,238
Selling, general and administrative	27,629	11,973	136,280	175,882
Other operating expenses	—	—	20,728	20,728
Total costs and expenses	$287,913	$232,477	$239,325	$759,715
Income (loss) from operations	$77,095	$123,936	$(189,589)	$11,442
Computation of segment performance:
Segment revenue	$365,008	$356,413	$49,736
Total costs and expenses	$287,913	$232,477	$239,325
Segment expense adjustments:
Stock-based compensation expense	—	—	3,660
Amortization of acquisition-related intangibles	17,308	—	—
Compliance-related professional fees	—	—	10,901
Compliance-related compensation and other expenses	2,203	1,789	2,727
Impairment of property and equipment	170	238	1,923
Litigation settlements and related costs	—	—	804
Restructuring charges	—	—	20,728
Other	—	—	(48)
Segment expense adjustments	19,681	2,027	40,695
Segment expenses	268,232	230,450	198,630
Segment performance	$96,776	$125,963	$(148,894)
Interest expense	$—	$—	$(953)	$(953)
Depreciation and amortization	$(20,609)	$(4,707)	$(8,849)	$(34,165)